SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

ITEM 3.02 Unregistered Sales of Equity Securities.

On February 28, 2005, FTI Consulting, Inc. (“FTI”) announced that FTI, through its wholly-owned subsidiaries, has completed the acquisition of substantially all of the assets and the assumption of certain liabilities of the Ringtail group pursuant to the written asset purchase agreement dated February 16, 2005. Ringtail is a leading global developer of litigation support and knowledge management technologies for law firms, and the assets acquired include software products and technologies and intellectual property. The assets and certain liabilities were acquired from the Ringtail group, which consists of the following companies: Edward J. O’Brien and Christopher R. Priestley trading as the Ringtail Suite Partnership, Ringtail Solutions Pty Ltd, on its behalf and as trustee for Ringtail Unit Trust, Ringtail Solutions, Inc. and Ringtail Solutions Limited. FTI paid $35.0 million for the acquisition, of which $20.0 million was paid in cash and $15.0 million was paid by the issuance of an aggregate of 784,109 shares of common stock to Messrs. O’Brien and Priestley, based on $19.13 per share, the closing price per share of FTI’s common stock on the New York Stock Exchange on February 15, 2005 (the trading day immediately prior to the date of the asset purchase agreement). The cash portion of the purchase price was financed by FTI from cash on hand and its existing credit facilities. FTI issued the shares of common stock in a transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended. Pursuant to the asset purchase agreement, FTI may pay the Ringtail group additional consideration based upon post-acquisition earnings, which amount may be paid in cash, FTI common stock or a combination of both, and pursuant to its agreement to pay an amount up to 10% of the $15.0 million of stock value, and 10% of the “market value” (as defined in the asset purchase agreement) of any earnout payment paid in stock, if at the first anniversary of the respective issuances of such stock, the “market value” of such stock has not increased by at least 10%. Prior to the completion of the acquisition, FTI was a customer of the Ringtail group representing approximately 30% of its prior year’s business.

ITEM 7.01 Regulation FD Disclosure.

ITEM 8.01 Other Events

The Press Release issued February 28, 2005 announcing the completion of the acquisition of substantially all of the assets and the assumption of certain liabilities of the Ringtail group, as well as disclosing information under Regulation FD, is furnished as Exhibit 99.1 hereto. The information included in the Press Release, Exhibit 99.1, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

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ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated February 28, 2005, of FTI Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: March 1, 2005	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 28, 2005, of FTI Consulting, Inc.